UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023 (May 3, 2023)

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Farmland Partners Inc. (the “Company”) held on May 3, 2023 (the “Annual Meeting”), the stockholders of the Company approved all of the proposals presented, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 21, 2023 (the “Proxy Statement”). Holders of 43,431,018 shares of the Company’s common stock, par value $0.01 per share, were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect the nine director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
Chris A. Downey	18,668,919	9,585,225	15,176,874
Luca Fabbri	27,135,980	1,118,164	15,176,874
Joseph W. Glauber	25,068,163	3,185,981	15,176,874
John A. Good	18,713,084	9,541,060	15,176,874
Jennifer S. Grafton	25,588,996	1,068,288	15,176,874
Thomas P. Heneghan	27,185,856	1,068,288	15,176,874
Danny D. Moore	17,163,747	11,090,397	15,176,874
Paul A. Pittman	25,070,844	3,183,300	15,176,874
Murray R. Wise	26,042,611	2,211,533	15,176,874

Proposal 2: To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.

For	Against	Abstentions
42,228,765	1,011,862	190,391

Proposal 3: To approve (on an advisory basis) the compensation of our named executive officers.

For	Against	Abstentions	Broker Non-Votes
20,767,754	7,112,596	373,794	15,176,874

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Date: May 5, 2023	By:	/s/ Christine M. Garrison
Christine M. Garrison
General Counsel and Secretary